QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(K)

        Amended and Restated
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
(Including the Associated Preferred Share Purchase Rights)
of
Jos. A. Bank Clothiers, Inc.
at
$63.50 Net Per Share
by
Java Corp.
a wholly owned subsidiary of
The Men's Wearhouse, Inc.

To Our Clients:

        Enclosed for your consideration are the Amended and Restated Offer to Purchase (as may be subsequently amended and supplemented from time to time, the "Offer to Purchase"), dated February 24, 2014 and the related Amended and Restated Letter of Transmittal (the "Letter of Transmittal") (which, together with any amendments or supplements thereto, collectively constitute the "Amended Offer"). The Amended Offer amends and restates the Offer to Purchase dated January 6, 2014 and the related letter of transmittal that accompanied such Offer to Purchase (which together, as amended by the Amended Offer, constitute the "Offer") in connection with the offer by Java Corp. (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of The Men's Wearhouse, Inc., a Texas corporation ("MW"), to purchase all outstanding shares of common stock, par value $0.01 per share (together with the associated preferred share purchase rights, the "Shares"), of Jos. A. Bank Clothiers, Inc., a Delaware corporation ("JOSB"), at a price of $63.50 per Share, net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

        Your attention is directed to the following:

          1.     The tender price is $63.50 per Share, net to you in cash, without interest and less any required withholding taxes.

          2.     The Offer and withdrawal rights expire at 5:00 P.M., New York City time, on March 12, 2014, unless extended (as extended, the "Expiration Date").

          3.     Consummation of the Offer is conditioned upon, among other things, (i) the Membership Interest Purchase Agreement, dated as of February 13, 2014, by and among JOSB, Everest Topco LLC, a portfolio company of Golden Gate Private Equity, Inc., and Everest Holdings LLC, being terminated in accordance with its terms or such other terms as may be satisfactory to MW in its reasonable discretion, (ii) the board of directors of JOSB having redeemed the preferred share purchase rights associated with the Shares or the Purchaser being satisfied, in its sole discretion, that such preferred share purchase rights have been invalidated or are otherwise inapplicable to the Offer and the Proposed Merger (as described in the Offer), (iii) there being validly tendered and not withdrawn before the expiration of the Offer a number of Shares (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee) which, together with the Shares then owned by MW and its subsidiaries, represents at least ninety percent (90%) of the total number of Shares outstanding on a fully diluted basis, (iv) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any necessary approvals or waiting periods under the laws of any foreign jurisdictions applicable to the purchase of Shares pursuant to the Offer having expired or been terminated or obtained, as applicable, without any actions or proceedings having been threatened or commenced by any federal, state or foreign government, governmental authority or agency seeking to challenge the Offer or the Proposed Merger on antitrust grounds, as described in the Offer, and (v) JOSB not being a party to any agreement or transaction having the effect of impairing, in the reasonable judgment of the Purchaser, the Purchaser's or MW's ability to acquire the Shares or JOSB or otherwise diminishing the expected value to MW of the acquisition of JOSB.

          4.     Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

        SHARES PREVIOUSLY TENDERED PURSUANT TO THE INITIAL OFFER TO PURCHASE, DATED JANUARY 6, 2014 AND THE RELATED LETTER OF TRANSMITTAL AND NOT WITHDRAWN CONSTITUTE VALID TENDERS FOR PURPOSES OF THE OFFER AS AMENDED. STOCKHOLDERS WHO HAVE VALIDLY TENDERED AND NOT WITHDRAWN THEIR SHARES ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION WITH RESPECT TO SUCH SHARES IN ORDER TO RECEIVE THE OFFER PRICE OF $63.50 PER SHARE, NET TO THE SELLER IN CASH, WITHOUT INTEREST AND LESS ANY REQUIRED WITHHOLDING TAXES, IF SHARES ARE ACCEPTED FOR PAYMENT PURSUANT TO THE OFFER, EXCEPT AS MAY BE REQUIRED BY THE GUARANTEED DELIVERY PROCEDURE IF SUCH PROCEDURE WAS UTILIZED. STOCKHOLDERS WHO HAVE NOT ALREADY TENDERED THEIR SHARES SHOULD DISREGARD THE MATERIALS PREVIOUSLY DELIVERED AND USE THE MATERIALS ACCOMPANYING THE AMENDED AND RESTATED OFFER TO PURCHASE.

        Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company, LLC (the "Depositary") of (i) certificates representing the Shares tendered or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

Instruction Form with Respect to
Amended and Restated
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
(Including the Associated Preferred Share Purchase Rights)
of
Jos. A. Bank Clothiers, Inc.
at
$63.50 Net Per Share
by
Java Corp.
a wholly owned subsidiary of
The Men's Wearhouse, Inc.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Amended and Restated Offer to Purchase (as may be subsequently amended and supplemented from time to time, the "Offer to Purchase"), dated February 24, 2014, and the related Amended and Restated Letter of Transmittal (the "Letter of Transmittal"), in connection with the offer by Java Corp. to purchase all outstanding shares of common stock, par value $0.01 per share (together with the associated preferred share purchase rights, the "Shares"), of Jos. A. Bank Clothiers, Inc.

        This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be Tendered:		SIGN HERE
	Shares*	Signature(s)
Dated	, 2014	Name(s)
*Unless otherwise indicated, it will be assumed that all Shares held for the undersigned's account are to be tendered.		Address(es) Zip Code

QuickLinks

  Exhibit (a)(1)(K)